Exhibit 99.1

Immix Biopharma Announces Pricing of $125 Million Underwritten Offering of Common Stock

LOS ANGELES, CA, September 29, 2026 (GLOBE NEWSWIRE) — Immix Biopharma, Inc. (“ImmixBio”, “Company”, “we” or “us” or “IMMX”), a global leader in relapsed/refractory AL Amyloidosis, today announced the pricing of an underwritten registered offering of 11,363,637 shares of its common stock at a public offering price of $11.00 per share. The gross proceeds from this offering are expected to be $125 million, before deducting underwriting discounts and commissions and offering expenses payable by the Company. The offering is expected to close on or about September 30, 2026, subject to the satisfaction of customary closing conditions.

Immix intends to use the net proceeds from this offering to fund NXC-201 development, working capital and general corporate purposes.

J.P. Morgan is acting as the sole book-running manager for the offering. The offering included participation from new and existing institutional investors, including Eventide Asset Management, Janus Henderson Investors, Ridgeback Capital Investments L.P., Wellington Management and other leading U.S. biotechnology institutional investors and mutual funds.

The shares of common stock described above are being offered and sold by the Company pursuant to a shelf registration statement on Form S-3 (File No. 333-292665), including a base prospectus, filed with the U.S. Securities and Exchange Commission (the “SEC”) on January 9, 2026, and declared effective on January 22, 2026. A prospectus supplement and accompanying prospectus describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Copies of the prospectus supplement and the accompanying prospectus related to this offering, when available, may be obtained from J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, or by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Immix Biopharma, Inc.

Immix Biopharma, Inc. (ImmixBio) (Nasdaq: IMMX) is a global leader in AL Amyloidosis. AL Amyloidosis is a devastating disease where the immune system, that’s supposed to protect, instead produces toxic light chains, clogging up the heart, kidney and liver, causing organ failure and death. Our lead candidate is sterically-optimized BCMA-targeted chimeric antigen receptor T (CAR-T) cell therapy NXC-201 with a proprietary CD3ζ, CD8 hinge and binder “digital filter” designed to filter out non-specific activation. NXC-201 teaches the immune system to recognize and eliminate the source of the toxic light chains. NXC-201 is being evaluated in the U.S. multi-center study for relapsed/refractory AL Amyloidosis NEXICART-2 (NCT06097832), with a potentially registrational design. NXC-201 has been awarded Breakthrough Therapy Designation (BTD) and Regenerative Medicine Advanced Therapy (RMAT) by the US FDA and Orphan Drug Designation (ODD) by FDA and in the EU by the EMA.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are based upon current estimates and assumptions and include statements relating to the offering, including the timing of the closing of the offering, the anticipated use of proceeds therefrom, the potential benefits of the Company’s product candidate CAR-T NXC-201 and the timing and results related to clinical trials, including planned trials. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, risks and uncertainties relating to market conditions; the completion of the proposed offering on the anticipated terms or at all; the risk that the estimates for the number of patients in the U.S. with relapsed/refractory AL Amyloidosis and the market size are not accurate; the risk that further data from the ongoing Phase 1/2 clinical trials for NXC-201 will not be favorably consistent with the data readouts to date; that no drug product developed by the Company has received FDA pre-market approval or otherwise been incorporated into a commercial drug product; that success in early phases of pre-clinical and clinicals trials do not ensure later clinical trials will be successful; and those other risks disclosed in the section “Risk Factors” included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and other periodic or current reports subsequently filed with the Securities and Exchange Commission. These reports are available at www.sec.gov. Immix Biopharma cautions that the foregoing list of important factors is not complete. Immix Biopharma cautions readers not to place undue reliance on any forward-looking statements. Immix Biopharma does not undertake, and specifically disclaims, any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Contacts

Mike Moyer

LifeSci Advisors

mmoyer@lifesciadvisors.com

Company Contact

irteam@immixbio.com